August 10, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir and/or Madam:

We have read the statement about our firm included under Item 4 in the Form 8-K dated August 9, 2006, of Aurelio Resource Corporation, f/k/a Furio Resources, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements concerning our Firm in such Form 8-K.

Yours Truly,

/s/ Nancy L. Brown, CPA

Nancy L. Brown, CPA Director